                                 EXHIBIT 23(b)


                              CONSENT OF KPMG LLP

The Board of Directors
American Dental Partners, Inc.:


We consent to the use of our reports incorporated herein by reference.

KPMG LLP

Boston, Massachussetts
April 10, 2000